Exhibit 99.1

PROXY

CARD CENTERGROUP FINANCIAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned, having received notice of the Special Meeting of Shareholders of CenterGroup Financial, Inc., Milford, Ohio, (the “Company”) to be held on April 14, 2025, at 6:00 PM local time at Oasis Golf Club, 902 Loveland-Miamiville Road, Loveland, Ohio 45140 (the “Special Meeting”) together with the Proxy Statement dated March 4, 2025, hereby designates and appoints the Secretary of the Company then-serving at the Special Meeting, who was appointed by the Company’s Board of Directors, to act as a proxy for this purpose, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned, all shares of Common Stock of the Company which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxy being directed to vote as specified below on the following proposal:

Please mark “X” in the appropriate blank. This Proxy is solicited by the Board of Directors of the Company. The Board of Directors recommends a vote FOR the CFI merger proposal and a vote FOR the CFI adjournment proposal.

PROPOSALS. The Board of Directors unanimously recommends a vote FOR each of the listed proposals:

1. To approve and adopt the Agreement and Plan of Merger, dated as of December 18, 2024, by and between First Commonwealth Financial Corporation and CenterGroup Financial, Inc. (the “merger proposal”).

FOR	_________

AGAINST	_________

ABSTAIN	_________

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to shareholders of Company common stock.

FOR	_________

AGAINST	_________

ABSTAIN	_________

[OVER]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

The undersigned reserves the right to revoke this Proxy at any time up until the Proxy is voted at the Special Meeting. The Proxy may be revoked by (i) submitting a written statement that you would like to revoke your proxy to the corporate secretary of the Company, (ii) signing and returning a proxy card that is dated and received on a later date, or (iii) attending the Special Meeting in person and voting at the Special Meeting. (Note: Should joint owners desire to revoke their proxy by attending the Special Meeting, all joint owners must be present to do so.)

Date: , 2025
Signature

Printed Name

Signature

Printed Name

(Please sign the Proxy Card as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.)

ALL FORMER PROXIES ARE HEREBY REVOKED

PLEASE DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE TO 744 STATE ROUTE 28, MILFORD, OH 45150, ATTN: SECRETARY.